UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2005

HERITAGE COMMERCE CORP

(Exact name of registrant as specified in its charter)

California	000-23877	77-0469558
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
150 Almaden Boulevard, San Jose, California	95113
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (408) 947-6900
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 -  Entry Into A Material Definitive Agreement

A. Heritage Commerce Corp. (the “Company”) has entered into an amendment to an existing lease arrangement for approximately 12,824 square feet on the third floor of its principal offices located at 150 Almaden Boulevard in San Jose, California. Under the terms of the amendment, the term of the lease is extended to May 31, 2015. The monthly rent was reduced to a monthly rate of $27,058 for the period of August 1, 2005 through July 31, 2006 (subject to abatement for the period of August 1, 2005 through November 30, 2005) and, thereafter, is subject to annual increases. The amendment also modifies certain provisions relating to operating costs and rights of the Company to extend the term of the lease for two (2) additional five (5) year periods. A copy of the amendment is attached to this Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

B. The Company has entered into an amendment to its existing lease arrangement for approximately 1,255 square feet of office space (referred to as the Kiosk) located next to the primary operating area at 150 Almaden Boulevard in San Jose, California. Under the amendment, the term of the lease is extended to May 31, 2015, and the monthly rent was reduced to $2,648.05 for the period of August 1, 2005 through July 31, 2006 (subject to abatement for the period of August 1, 2005 and ending on November 30, 2005), and, thereafter, is subject to annual increases. The amendment also modifies certain provisions relating to operating costs and rights of the Company to extend the term of the lease to two (2) additional five (5) year periods. A copy of the amendment is attached as Exhibit 10.2 and is incorporated herein by reference.

ITEM 9.01 -  Financial Statements and Exhibits

(C) Exhibits

10.1	Third Amendment to Lease for certain space located at Registrant’s Principal Offices

10.2	Fourth Amendment to Lease for certain space located at Registrant’s Principal Offices

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DATED: August 17, 2005

HERITAGE COMMERCE CORP

By: /s/ Lawrence D. McGovern
             Lawrence D. McGovern
             Executive Vice President and Chief Financial Officer